Exhibit 10(r)(1)

FIRST AMENDMENT TO THE
ARCONIC DEFERRED COMPENSATION PLAN
(previously known as the Alcoa Deferred Compensation Plan)
(as amended and restated August 1, 2016)

Pursuant to Section 10.1 of the Arconic Deferred Compensation Plan (“Plan”), which provides that the Plan may be amended by action of the Board or Benefits Management Committee, the Plan is amended effective January 1, 2018, as follows:

1.    Article I (“Definitions”) of the Plan shall be amended by deleting definition of “Committee” therefrom.

2.     Article I (“Definitions”) of the Plan shall be amended by inserting the following definitions of “Benefits Investments Committee” and “Benefits Management Committee” therein:

“Benefits Investments Committee” means the Benefits Investments Committee of Arconic Inc., which shall have authority over the investment and management of any and all corporate assets attributable or allocated to this Plan (to the extent that this Plan becomes funded and only to the extent that Participants do not exercise such control). Prior to January 1, 2018, such authority was vested in the Benefits Management Committee.

“Benefits Management Committee” means the Benefits Management Committee of Arconic Inc. (previously known as the Benefits Management Committee of Alcoa Inc.), which shall have powers over administration of this Plan as provided herein.

3.     References in the Plan to the “Committee” shall be revised to be references to the “Benefits Management Committee” except for the reference in the Article I definition of “Investment Options” which shall be revised to be reference to the “Benefits Investments Committee”.

4.    A new Section 5.2 shall be added to the Plan as follows:

5.2.    The Benefits Investments Committee shall have the power and authority to select the Investment Options. To the extent that this Plan becomes funded in the future, the Benefits Investments Committee shall have authority over the investment and management of any and all corporate assets attributable or allocated to this Plan, except to the extent that any such assets are allocated to an account in which a Participant exercises investment authority. In this regard, the Benefits Investments Committee shall have the authority to approve, to adopt, to amend, to merge and to terminate any trust established to secure any such assets.

5.    In all other respects, the Plan is ratified and confirmed.